UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2010, U.S. Concrete, Inc. (the “Company”) entered into a Redemption Agreement (the “Redemption Agreement”) with Kurtz Gravel Company, Superior Holdings, Inc. (f/k/a Superior Redi-Mix, Inc.), BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, and USC Michigan, Inc. (collectively, the “Joint Venture Partners”), Superior Materials Holding, LLC (“Superior”) and Edw. C. Levy Co. (“Levy”).  Levy and the Joint Venture Partners are members of Superior and each hold “Shares” of Superior, as defined in the Operating Agreement, dated April 1, 2007 (the “Operating Agreement”), among Levy, the Joint Venture Partners and Superior.  Superior will redeem all of the Joint Venture Partners’ Shares pursuant to the Redemption Agreement, subject to the satisfaction of the conditions described below (the “Redemption”).

As consideration for the Redemption, Superior and Levy (the “Indemnifying Parties”) have agreed to indemnify the Company and the Joint Venture Partners from and against all “Adverse Consequences” (as defined in the Redemption Agreement) arising out of, or relating to or resulting from any of the following: (i) facts or circumstances that occur on or after the closing of the Redemption (the “Closing”) and which relate to the post-closing ownership or operation of Superior; (ii) the Agreement Approving Asset Sale with Central States, Southeast Areas Pension Fund, dated March 30, 2007; (iii) the Company’s obligation to provide retiree medical coverage to current and former Clawson employees of Superior and its affiliates pursuant to the collective bargaining agreement between Superior and the Teamer’s Local Union No. 614; and (iv) Superior’s anticipated issuance of 500 Shares to a third party (the “New Joint Venture Partner”) prior to the consummation of the Redemption (the “Issuance”); provided that the New Joint Venture Partner shall execute a joinder agreement to the Redemption Agreement pursuant to which the New Joint Venture Partner shall become a party to the Redemption Agreement and become subject to the indemnification obligations thereunder, as an Indemnifying Party.  The parties to the Redemption Agreement have also agreed to terminate, amend or assign certain agreements in connection with the Closing, including but not limited to the Guaranty made as of April 1, 2007 by the Company in favor of Superior and Levy in connection with the Contribution Agreement, dated as of March 26, 2007, by and among Levy, the Joint Venture Partners and Superior.

Under the terms of the Redemption Agreement, Levy shall have until 12:00 p.m. midnight Eastern Daylight Time on August 25, 2010 to exercise its rights under Section 5.4 of the Operating Agreement (“End Date”).  If Levy does not exercise its rights under Section 5.4 of the Operating Agreement on or before the End Date, all such rights shall be terminated and of no further force or effect as of the End Date.

The Company and the Joint Venture Partners shall pay $640,000 and issue a $1,500,000 promissory note, in the form attached to the Redemption Agreement, to Superior at the Closing as partial consideration for the indemnification and other consideration to be provided by the Indemnifying Parties pursuant to the Redemption Agreement.  The Company and the Joint Venture Partners have also agreed, for a period of five (5) years after the Closing, not to compete with Superior by, directly or indirectly, engaging in, owning an interest in, making an investment in, or becoming a creditor of, or providing any credit to, any business which manufactures and delivers ready-mix concrete or produces and sells masonry block and related concrete products (the “Business”) in the State of Michigan, subject to certain exceptions.

The parties to the Redemption Agreement have agreed to negotiate, during the period commencing on the date of the Redemption Agreement (the “Execution Date”) and ending on August 18, 2010 (as may be extended from time to time by the mutual agreement of the parties, the “Negotiation End Date”), mutually acceptable forms of amendments, assignments or terminations to the certain agreements relating to Superior and the operation of the Business (such agreements, the “Ancillary Agreements”).  On the Negotiation End Date, the parties to the Redemption Agreement shall execute a counterpart to the Redemption Agreement (the “Supplement”) setting forth the agreed upon form of amendment, assignment or termination with respect to each Ancillary Agreement (such forms, the “Final Forms”).  If the parties fail, on or prior to the Negotiation End Date, to execute the Supplement or to agree upon a Final Form for each Ancillary Agreement, any party to the Redemption Agreement may terminate the Redemption Agreement by providing 10 days’ prior written notice to the other parties.

During the period commencing on the Execution Date and ending on August 16, 2010 (as may be extended from time to time by the mutual agreement of the parties, the “Due Diligence End Date”), the Company and the Joint Venture Partners will be conducting due diligence on the financial condition and operations of Levy and the New Joint Venture Partner, if applicable (the “Due Diligence Review”), based on materials to be provided by Levy and the New Joint Venture Partner.  In the event that either the Company or any Joint Venture Partner is dissatisfied, in its sole discretion, with the results of the Due Diligence Review, the Company or any Joint Venture Partner may terminate the Redemption Agreement by providing written notice to the other parties thereto by 12:00 p.m. midnight Eastern Daylight Time on the Due Diligence End Date.

Superior’s obligation to consummate the Redemption is subject to satisfaction of the following conditions (unless waived by Levy in its sole discretion): (i) consummation of the Issuance on terms satisfactory to Levy; provided, that if such condition is not met or waived on or before the September 30, 2010 (the “Issuance Deadline”), it shall no longer be applicable unless Levy has exercised the related termination right or before the Issuance Deadline; and (ii) the Company and each Joint Venture Partner, as applicable, shall have executed and delivered to Levy counterparts to each Final Form to which it is a party.   The obligations of the Company and the Joint Venture Partners to consummate the Redemption is subject to satisfaction of the following conditions (unless waived by the Company in its sole discretion): (x) the approval by the U.S. Bankruptcy Court of the entry by the Company into the Redemption Agreement and the other agreements, amendments and documents contemplated therein by August 20, 2010; provided, that the Company may not waive this condition and (y) Levy, Superior and the New Joint Venture Partner, as applicable, shall have executed and delivered to the Company counterparts to each Final Form to which it is a party.

The Redemption Agreement shall terminate upon the earlier of (i) September 30, 2010 if the Closing has not occurred by such date; (ii) such time as the Joint Venture Partners or the Company notify Levy that a condition to the Closing has become incapable of fulfillment; (iii) such time as Levy notifies the Company and the Joint Venture Partners that a condition to the Closing has become incapable of fulfillment; (iv) the delivery of a written notice by the Company to Levy on or prior to the Due Diligence End Date that it is terminating the Redemption Agreement in connection with the Due Diligence Review; (v) the delivery of a written notice by the Company or Levy to the other parties to the Redemption Agreement on or prior to the Negotiation End Date that it is terminating the Redemption Agreement in connection with the negotiation of the Final Forms and (vi) the delivery of a written notice by Levy  to the other parties to the Redemption Agreement on or prior to the Issuance Agreement Deadline that it is terminating the Redemption Agreement.

Item 7.01 Regulation FD Disclosure.

On April 29, 2010, the Company and certain of its affiliates filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.

On August 4, 2010, the Company filed its Monthly Operating Report for June 2010 (“MOR”) with the Bankruptcy Court.  The MOR is available electronically on the website of the Company's claims agent Epiq Bankruptcy Systems, LLC, at http://dm.epiq11.com/USC under the link “Docket”.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8−K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

10.1	Redemption Agreement, dated August 5, 2010, among the Company, the Joint Venture Partners and Levy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 5, 2010	By:	/s/ Michael W. Harlan
Michael W. Harlan
President and Chief Executive Officer